                                                               HEALTHGATE DATA CORP.
                                                                                             Exhibit 11.1
                                                                LOSS PER SHARE

                                                         THREE MONTHS ENDED SEPTEMBER 30,
Computation of loss per share:                                    2000            1999
                                                                  -----          -----
Net loss                                                  $(12,586,449)   $ (5,515,605)

Net loss attributable to common stockholders              $(12,586,449)   $ (5,860,168)

Shares used in computing basic and diluted net loss per
share attributable to common stockholders                   17,900,825       4,568,412

Basic and diluted net loss per share                      $      (0.70)   $      (1.28)
                                                          ============    ============
Shares used in computing proforma basic and diluted
net loss per share                                                   -      12,098,968

Proforma basic and diluted net loss per share             $          -    $      (0.46)
                                                          ============    ============

This schedule contains summary financial information extracted from Form 10-Q and is qualified in its entirety to such financial statements.

                                                                HEALTHGATE DATA CORP.

                                                                  LOSS PER SHARE

                                                           NINE MONTHS ENDED SEPTEMBER 30,
Computation of loss per share:                                    2000            1999
                                                                  -----          -----
Net loss                                                  $(33,365,713)   $(10,465,705)

Net loss attributable to common stockholders              $(33,471,899)   $(18,858,966)

Shares used in computing basic and diluted net loss per
share attributable to common stockholders                   16,382,785       4,558,824

Basic and diluted net loss per share                      $      (2.04)   $      (4.14)
                                                          ============    ============
Shares used in computing proforma basic and diluted
net loss per share                                          17,234,782      10,967,845

Proforma basic and diluted net loss per share             $      (1.94)   $      (0.95)
                                                          ============    ============


This schedule contains summary financial information extracted from Form 10-Q and is qualified in its entirety to such financial statements.